UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 27, 2023

Astrotech Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34426	91-1273737
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2105 Donley Drive, Suite 100, Austin, Texas		78758
(Address of Principal Executive Offices)		(Zip Code)

(512) 485-9530
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ASTC	NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 27, 2023, the Board of Directors (the “Board”) of Astrotech Corporation (the “Company”) increased the size of the Board from four to five directors and appointed Bob McFarland as a director of the Company, effective as of January 27, 2023. The Board has determined that Mr. McFarland is independent in accordance with Nasdaq rules. Mr. McFarland has not yet been named to a Board committee. In connection with his appointment, Mr. McFarland was granted 2,150 restricted shares of the Company’s common stock under the Company’s 2021 Omnibus Equity Incentive Plan, vesting in three equal annual installments on January 27, 2024, January 27, 2025, and January 27, 2026. Mr. McFarland will receive the standard compensation package for the Company’s non-employee directors as described in the section entitled “Director Compensation” in the Company's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on September 26, 2022.

Mr. McFarland brings extensive executive management experience with domestic and international enterprises, with a focus on information technology. Mr. McFarland served as an Assistant Secretary for Information and Technology and Chief Information Officer at the Department of Veterans Affairs (“VA”) from January 2004 through his retirement in 2006. Prior to his tenure at the VA, Mr. McFarland served as Vice President of Governmental Relations for Dell Computer Corporation. He joined Dell in 1996 as Vice President and General Manager of the Federal Business segment. He held several senior executive positions at Dell, including managing its global segment, large corporate accounts, and government sector. Mr. McFarland currently serves on the Board of Advisors of Veterans Advantage. He has previously served as Director for Xplore Technologies Corporation (Nasdaq: XPLR), CSIdentity Corporation, Ezenia! Inc. (OTC: EZEN), and Isothermal Systems Research Inc. Mr. McFarland has a Bachelor of Science Degree in Business Management from LeTourneau University in Longview, Texas.

There are no arrangements or understandings between Mr. McFarland and any other person pursuant to which Mr. McFarland was appointed as a director. There are no transactions to which the Company or any of its subsidiaries is a party and in which Mr. McFarland has a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On February 1, 2023, the Company issued a press release announcing Mr. McFarland’s appointment to the Board.  A copy of the press release is furnished hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 of Form 8-K (including Exhibit 99.1) shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01         Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated February 1, 2023 issued by Astrotech Corporation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astrotech Corporation

By:	/s/ Thomas B. Pickens III

Name:	Thomas B. Pickens III
Title:	Chairman of the Board and Chief Executive Officer

Date: February 1, 2023